POLY COMPANY OVERVIEW February 4, 2020 NYSE:PLT © 2020 Plantronics Inc. All rights reserved. 1

FORWARD LOOKING STATEMENTS This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to: (i) our efforts to execute to drive sales and sustainable profitable revenue growth; (ii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (iii) our expectations to avoid business disruption due to potential global health issues, (iv) our expectations for synergies in the quarter and additional anticipated cost savings; (v) our expectations related to the sale of our gaming product line and further optimization of our Consumer product line; (vi) beliefs regarding the strategic and financial benefits of focusing on our Enterprise business, simplifying business processes and reducing working capital; (vii) our expectations for operating cash flow and debt; (viii) expectations relating to our Q-4 and full Fiscal Year 2020 earnings guidance; (ix) estimates of GAAP and non-GAAP financial results for the fourth quarter and full Fiscal Year 2020, including net revenues, purchase accounting adjustments, adjusted EBITDA, tax rates, intangibles amortization, and diluted weighted average shares outstanding and diluted EPS; (x) expectations related to our customers’ purchasing decisions and our ability to match product production to demand; (xi) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware and services offerings; (xii) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market; (xiii) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xiv) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xv) our forecasts and expectations regarding liquidity, capital resources and results of operations along with our intentions concerning the repayment of our debt obligations and our ability to draw funds on our credit facility as needed; (xvi) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xvii) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are: • Regarding the Polycom acquisition: (i) we may be unable to integrate Polycom's business within our own in a timely and cost-efficient manner or do so without adversely impacting operations, including new product launches; (ii) expected synergies or operating efficiencies may fail to materialize in whole or part or may not occur within expected time-frames; (iii) the acquisition and our subsequent integration efforts may adversely impact relationships with customers, suppliers and strategic partners and their operating results and businesses generally (including the diversion of management time on transaction-related issues); (iv) we may be unable to retain and hire key personnel; (v) our increased leverage as a result of the transaction is substantially greater than prior to the acquisition which may pose risks, including reduced flexibility in how we use our cash and to make changes in our operations in response to business or economic conditions, increased borrowing costs, as well as penalties or costs should we fail to comply with terms of the financial agreements such as debt ratios and financial and operation performance targets; (vi) negative effects on the market price of our common stock as a result of the transaction, particularly in light of the issuance of our stock in the transaction; (vii) our financial reporting including those resulting from the adoption of new accounting pronouncements and associated system implementations in the context of the transaction, our ability to forecast financial results of the combined company and that we may be unable to successfully integrate our reporting system causing an adverse impact to our ability to make timely and accurate filings with the SEC and other domestic and foreign governmental agencies; (viii) the potential impact of the transaction on our future tax rate and payments based on our global entity consolidation efforts and our ability to quickly and cost effectively integrate foreign operations; (ix) the challenges of integrating the supply chains of the two companies; (x) ) the challenges of sales execution across different product lines; (xi) our expectations regarding the potential that our due diligence did not uncover risks and potential liabilities of Polycom; • the nature and extent of competition we face, particularly subsequent to the acquisition of Polycom as it relates to our ability to adapt to new competitors and changing markets; • the impact of product transitions underway which are replacing or upgrading nearly every major product in our product portfolio; • the impact of customer brand preferences on Consumer and Enterprise market demands; • the impact of our adoption of a new corporate branding identity, including any confusion or harm to our reputation resulting therefrom; • the impact of ongoing integration, restructuring and disaggregation activities on our operations, including on employees, distributors, VARs, suppliers and customers from the Polycom acquisition; © 2020 Plantronics Inc. All rights reserved. 2

FORWARD LOOKING STATEMENTS(CONT’D) • our ability to realize and achieve positive financial results projected to arise in the our key markets from UC&C adoption could be adversely affected by a variety of factors including the following: (i) as UC&C becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our products which, in turn, will reduce the sales prices for those products; (ii) our plans are dependent upon adoption of our UC&C solution by major platform providers and any proprietary solutions of competitors, and our influence over such providers and the marketing in general with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions is limited; (iii) delays or limitations on our ability to timely introduce solutions that are cost effective, feature-rich, stable, and attractive to our customers within forecasted development budgets; (iv) our successful implementation and execution of new and different processes involving the design, development, and manufacturing of complex electronic systems composed of hardware, firmware, and software that works seamlessly and continuously in a wide variety of environments and with multiple devices; (v) failure of UC&C solutions generally, or our solutions in particular, to be adopted with the breadth and speed we anticipate; (vi) our sales model and expertise must successfully evolve to support complex integration of hardware, software, and services with UC&C infrastructure consistent with changing customer purchasing expectations; (vii) as UC&C becomes more widely adopted we anticipate that competition for market share will increase, particularly given that some competitors may have superior technical and economic resources; (viii) sales cycles for UC&C deployments are longer and becoming more complex; (ix) our inability to timely and cost-effectively adapt to changing business requirements may impact our profitability in this market and our overall margins; and (x) our failure to expand our technical support capabilities to support the complex and proprietary platforms in which our UC&C products are and will be integrated; • risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; • failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; • risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions as well as currency fluctuations, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize; • volatility in prices and availability of components from our suppliers, including our manufacturers located in APAC, have in the past and could in the future negatively affect our profitability and/or market share; • fluctuations in foreign exchange rates; • new or greater tariffs on our products; • the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; • additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, and the inherent risks of our substantial foreign operations; • seasonality in one or more of our product categories; • the potential impact to our results of operations from tax rulings and interpretations; • risks related to our forecasts and expectations regarding liquidity, capital resources and results of operations along with our intentions concerning the repayment of our debt obligations and our ability to draw funds on our credit facility as needed; • potential fluctuations in our cash provided by operating activities; • risks associated with our anticipated range of capital expenditures for the remainder of Fiscal Year 2020; • the sufficiency of our cash, cash equivalents, and cash from operations to sustain future operations and discretionary cash requirements; • our expenses and expenditures, including research, development and engineering as well selling, general and administrative; • changes in tax laws that could increase our future tax rate and payments related to unrecognized tax benefits and/or reduce our deferred tax assets; • risks related to our forecasts and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; • if we are unable to generate sufficient amount of income, a substantial valuation allowance to reduce the deferred tax assets may be required; • our ability to pay future stockholder dividends or repurchase stock; • our beliefs concerning interest rates and foreign currency exchange rates, our exposure to changes in each, and the benefits and risks of our hedging activities; • the risks of global health issues impacting supply chain, distribution, product availability, sales execution and/or other business disruption to our business; • risks related to adverse results in pending litigation or other regulatory proceedings; and • those risks and uncertainties discussed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 17, 2019 and other filings with the SEC as well as recent press releases. Please also refer to the Safe Harbor included in our Quarterly Report on Form 10-Q and our press release filed on Form 8-K regarding our results for Q3 FY20, each of which are filed with the SEC on February 4, 2020. The SEC filings and our press releases can be accessed on our website at investor.poly.com. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. © 2020 Plantronics Inc. All rights reserved. 3

USE OF NON-GAAP INFORMATION To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP, and where applicable, combined comparative measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude, or include where applicable, the effect of purchase accounting on deferred revenue and inventory, charges associated with the optimization of our Consumer product line, stock-based compensation, acquisition related expenses, purchase accounting amortization and adjustments, restructuring and other related charges and credits, rebranding costs, other unusual and/or non-cash charges and credits, and the impact of participating securities, all net of any associated tax impact. We also exclude tax benefits from the release of tax reserves, discrete tax adjustments including transfer pricing, tax deduction and tax credit adjustments, and the impact of tax law changes. We adjust these amounts from our non-GAAP and combined comparative measures primarily because management does not believe they are consistent with the development of our target operating model. Combined comparative results refer to the results for periods prior to the acquisition of Polycom, which were prepared by combining the non-GAAP results of as if they had been combined during that period. These prior period results are presented on a non-GAAP as-reported basis, with immaterial adjustments to align the treatment of non- GAAP adjustments for comparative purposes. We believe that the use of non-GAAP and combined comparative financial measures provides meaningful supplemental information regarding our performance and liquidity and helps investors compare actual results with our historical and long-term target operating model goals as well as our performance as a combined company. We believe presenting non-GAAP net revenue provides meaningful supplemental information regarding how management views the performance of the business and underlying performance of our individual product categories. We believe that both management and investors benefit from referring to these non-GAAP and combined comparative financial measures in assessing our performance and when planning, forecasting and analyzing future periods; however, non-GAAP and combined comparative financial measures are not meant to be considered in isolation of, or as a substitute for, or superior to, net revenues, gross margin, operating expenses, operating income, operating margin, net income or EPS prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q3 FY20 filed with the SEC on Form 8-K on February 4, 2020. Other historical reconciliations are available at investor.poly.com. © 2020 Plantronics Inc. All rights reserved. 4

OVERVIEW & STRATEGY © 2020 Plantronics Inc. All rights reserved. 5

Q3 FY20 SUMMARY BUSINESS OVERVIEW FINANCIAL OVERVIEW • Reduced channel inv. by approx. $60 million • GAAP Revenue of $384M Guidance range of $383M - $423M • Hired Carl Wiese as Chief Revenue Officer and Head of Global Sales • Non-GAAP Revenue of $392M Guidance range of $390M - $430M • Began shipping the first products built on our next-gen architecture • Adjusted EBITDA of $43M Guidance range of $33M - $53M • Have entered into agreement to sell Consumer Gaming product lines, expect to • Non-GAAP EPS of $0.30 close by end of March Guidance range of $0.01 - $0.31 • Portfolio now offering the broadest selection of Zoom and Microsoft Teams certified and supported endpoints available in the market © 2020 Plantronics Inc. All rights reserved. 6

A COMPELLING INVESTMENT OPPORTUNITY $40B UC&C1 Market UC&C Market Leader Strategic Innovator • We operate in a $40B UC&C market • Approximately $1.7B in annual • Reinventing the UC&C industry with strong growth drivers revenues and $336M TTM EBITDA through product integration, software and analytics • Rise in open architectures creates • Platform-agnostic, intelligent solutions need for a unified endpoint • Synergy execution complete • Valuable business insights available through unique software and analytics • Cloud deployments on rise with high demand for analytics and insights capabilities • We address an $8B Enterprise Endpoint market growing at 8% 1 Frost & Sullivan, March 2018. © 2020 Plantronics Inc. All rights reserved. 7

THREE FUNDAMENTAL INDUSTRY DRIVERS On-Premise to Move to Open Rise of Mobile Cloud UCC Offices Working © 2020 Plantronics Inc. All rights reserved. 8

OUR STRATEGY Deliver a comprehensive set of endpoints for the UC&C market and differentiate through software Management Analytics Interoperability Video Conference Desktop Headsets Software Services © 2020 Plantronics Inc. All rights reserved. 9

SOFTWARE OVERVIEW Provide a better user experience and drive productivity Poly Manager Pro Monitoring, managing and maintaining a headset environment remotely, all while saving time and resources Data Analytics Device Management Monitoring Customers Quality Health and Safety Poly Device Insights Management Service Remote provisioning, managing, and troubleshooting phones, all while saving time and resources © 2020 Plantronics Inc. All rights reserved. 10

BROADER UC MARKET AND ECOSYSTEM Key Partners Our platform agnostic and best-in-class unified endpoint strategy differentiates us © 2020 Plantronics Inc. All rights reserved. 11

POLY ADDRESSES A $8B ENTERPRISE TAM GROWING AT 8% Market TAM Market TAM1 CAGR CY18-CY23 Commentary New products well-positioned to $7.9B +8% capitalize on market growth $3.8B +7% Potential for market share gains based $5.5B on recent product introductions Poly is the only company with integrated offerings across Video $2.6B $0.7B +10% Leverage new VVX (FY19) and CCX all endpoint categories $1.4B (FY20) portfolio to drive growth Audio Conf. $0.5B +5% SIP Phones $1.1B Maintain market leadership, capitalize Enterprise $2.0B +8% $1.4B on growth in UC&C Headsets 2018 2023 1 Frost & Sullivan, Poly Internal © 2020 Plantronics Inc. All rights reserved. 12

NEW PRODUCT & PARTNER ANNOUNCEMENTS © 2020 Plantronics Inc. All rights reserved. 13

MAJOR PRODUCT ANNOUNCEMENTS IN Q3 FY20 Video Voice Enterprise Headsets Studio X30 series CCX 400 series Voyager 4200 Office and UC Studio X50 series CCX 500 series Voyager 5200 Office and UC TC8 room controller CCX 600 series EncorePro 300 series Studio X30 for Teams Calisto 3200 MDA500 QD G7500 for Zoom © 2020 Plantronics Inc. All rights reserved. 14

RECENTLY ANNOUNCED NEW PRODUCTS–AS OF FEB 4, 2020

Complete · In progress · Not applicable[1]

Category	Product	General Availability	Teams Certified or Compatible	Zoom Certified or Compatible
Video	Studio	Complete	Complete	Complete
	Poly Studio X30	Complete [2]	In progress	Complete
	Poly Studio X50	Complete [2]	Not applicable	Complete
	Poly G7500	Complete	Not applicable	Complete
Phones	Poly CCX 400	Complete [2]	Complete	Not applicable
	Poly CCX 500	Complete [2]	Complete	Not applicable
	Poly CCX 600	In progress	In progress	Not applicable
	Poly VVX x50 Family	Complete	Not applicable	Complete
Audio Conf.	Poly Trio 8300	Complete	Not applicable	Not applicable
	Poly Trio 8500	Complete	Complete	Complete
	Poly Trio 8800	Complete	Complete	Complete
	Calisto 3200	Complete	In progress	Complete
	Calisto 5200	Complete	Complete	Complete
	Calisto 7200	Complete	Complete	Complete
Headsets	Voyager 42xx Office Series	Complete	Complete	Complete
	Voyager 52xx Office Series	Complete	Complete	Complete
	Savi Office Series	Complete	Complete	Complete
	Encore Pro 300	Complete	Complete	Not applicable
	Encore Pro 500	Complete	Complete	Not applicable
	Encore Pro 700	Complete	Complete	Not applicable

poly

[1] Product either has not yet shipped or is not intended to be certified for this environment.
[2] Product now shipping, limited availability consistent with normal supply chain ramp

© 2020 Plantronics Inc. All rights reserved.
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Q3 FY20 EARNINGS RESULTS © 2020 Plantronics Inc. All rights reserved. 16

Q3 FINANCIAL SUMMARY 1 Non-GAAP Revenue of $392 million: • Impacted by channel inventory reduction • Enterprise revenues impacted by product transitions, sales integration and channel consolidation • Consumer revenues impacted by portfolio optimization Non-GAAP gross margins of 49.4%, down 210 bps Y/Y: • Impacted by lower manufacturing volumes due to channel inventory reduction and increased tariffs Non-GAAP operating expenses of $162 million, down $18 million Y/Y: • Primarily due to cost synergies, lower variable compensation, and FX benefits. Non-GAAP operating margin of 8.0%, down 960 bps Y/Y, Adj. EBITDA of $43 million Non-GAAP diluted EPS of $0.30 1 Please refer to the appendix to this presentation and to our press release regarding our Q3 FY20 filed with the SEC on Form 8-K on February 4, 2020 for a reconciliation between GAAP and Non-GAAP measures. © 2020 Plantronics Inc. All rights reserved. 17

NON-GAAP REVENUE BY CATEGORY & REGION ($MM) $531 $531 $470 82 $470 Services APAC 98 75 $3921 91 1 88 $392 Video 90 75 EMEA 155 77 117 131 Voice 70 99 108 Consumer 70 80 Headsets 43 41 AMER 278 248 Enterprise 207 173 163 Headsets 126 Q3 FY19 Q2 FY20 Q3 FY20 Q3 FY19 Q2 FY20 Q3 FY20 1 Q3 FY20 results were impacted by approximately $60 million by the planned reduction of channel inventory. © 2020 Plantronics Inc. All rights reserved. 18

NON-GAAP OPERATING DETAILS ($MM) $273 $180 $93 $1931 $162 51.5% 49.4% $311 33.9% 41.4% 17.6% 8.0% Q3 FY19 Q3 FY20 Q3 FY19 Q3 FY20 Q3 FY19 Q3 FY20 Gross Profit Operating Expenses Operating Income • Y/Y Decline of $80M or • Y/Y decline of $18M or 10% • Operating income decline 210 basis points driven primarily due to cost of $62M or 67% driven by • Margins impacted by lower synergies and lower channel inventory manufacturing volumes variable compensation reduction, declines in due to channel inventory Enterprise and Consumer reduction and increased headsets tariffs 1 Q3 FY20 results were impacted by approximately $60 million by the planned reduction of channel inventory. © 2020 Plantronics Inc. All rights reserved. 19

Restructuring Category ($MM) Q3 FY20 Severance $11.71 Q3 Facility $2.2 RESTRUCTURING DETAIL Other $0.9 Non-cash asset impairment $6.9 Total $21.7 1 Includes approximately $5 million related to Consumer optimization © 2020 Plantronics Inc. All rights reserved. 20

TRAILING TWELVE MONTHS ADJUSTED EBITDA ($MM) TTM EBITDA: $336M $105 $102 $98 $93 $43 Q3 FY19 Q4 FY19 Q1 FY20 Q2 FY20 Q3 FY20 © 2020 Plantronics Inc. All rights reserved. 21

CASH & INVESTMENTS BRIDGE Q2 -Q3 FY20 ($MM) 201 172 © 2020 Plantronics Inc. All rights reserved. 22

GUIDANCE & LONG TERM MODEL © 2020 Plantronics Inc. All rights reserved. 23

Q4 GUIDANCE (AS OF FEB 4, 2020) Q4 FY20 Guidance GAAP Net Revenue $354M - $394M Non-GAAP Net Revenue1 $360M - $400M Adjusted EBITDA2 $20M - $45M Non-GAAP Diluted EPS2,3 $(0.36) - $0.19 1 Q4 non-GAAP revenue guidance includes purchase accounting adjustments of $6.1 million. 2 Q4 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $46.3 million. 3 EPS Guidance assumes approximately 41 million diluted average weighted shares and a non-GAAP effective tax rate of 6% to 8%. Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its fourth quarter fiscal year 2020 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the fourth quarter or full fiscal year 2020 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix in this presentation and to our press release regarding our Q3 FY20 filed with the SEC on Form 8-K on February 4, 2020 for a reconciliation between GAAP and Non-GAAP measures. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. © 2020 Plantronics Inc. All rights reserved. 24

GUIDANCE BRIDGE–QOQ

	Total Non-GAAP Revenue	Enterprise Revenue[1]	Consumer Revenue Being Sold or Optimized
Q3 Guidance Midpoint	$410M	$367M	$43M
Q3 As-Reported	$392M	$362M	$30M
Q4 Guidance Midpoint	$380M	$367M	$13M

- Q3 as-reported revenue impacted by ~$60 million channel inventory reduction
- Q4 Enterprise revenue impacted by product transition, sales integration and channel consolidation
- Seasonality impact from Q3 to Q4 for Enterprise products sold through the channel declines ~10%
- Q4 Consumer revenue impacted by Consumer optimization and sale of Gaming product lines

[1] Includes Mono Premium revenues historically reported in Consumer.

poly

© 2020 Plantronics Inc. All rights reserved.
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4 Quarter Rolling Q4 Q1 Q2 Q3 Forecast ($MM) FY20 FY21 FY21 FY21 Revenue–Deferred GAAP PURCHASE Revenue Fair Value $6.1 $5.1 $4.2 $3.3 Adjustment ACCOUNTING COGS–Intangibles FORECAST $31.0 $31.0 $30.0 $29.2 Amortization1 SG&A–Intangibles $15.3 $15.3 $15.3 $15.3 Amortization 1 Subject to change as In-Process technology assets are placed into service. © 2020 Plantronics Inc. All rights reserved. 26

SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS © 2020 Plantronics Inc. All rights reserved. 27

COMBINED COMPARATIVE NON -GAAP INFORMATION Combined Comparative Basis1 ($MM, except earnings per Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 FY19 Q1 FY20 Q2 FY20 Q3 FY20 Q3 Y/Y share data) Non-GAAP $500 $520 $531 $488 $2,038 $460 $470 $392 -26% Revenue Gross Profit $268 $277 $273 $268 $1,086 $257 $246 $193 -29% Gross 53.5% 53.2% 51.5% 55.0% 53.3% 55.8% 52.4% 49.4% -210 bps Margin Op. $196 $180 $180 $178 $734 $171 $165 $162 -10% Expense Op. Income $72 $96 $93 $90 $352 $86 $81 $31 -67% Op. Margin 14.4% 18.5% 17.6% 18.5% 17.3% 18.6% 17.3% 8.0% -960 bps Diluted EPS NMF $1.51 $1.36 $1.44 $5.12 $1.32 $1.24 $0.30 -78% Adj. EBITDA $86 $108 $105 $102 $402 $98 $93 $43 -59% Op. Cash $75 $40 $47 -$3 $159 $8 $25 -$17 -136% Flow 1 Combined comparative results include Polycom results in historical periods prior to the closing of the acquisition for comparative purposes. See reconciliations to our GAAP results for additional details. © 2020 Plantronics Inc. All rights reserved. 28

AS-REPORTED NON-GAAP INFORMATION ($MM, except earnings per Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 FY19 Q1 FY20 Q2 FY20 Q3 FY20 Q3 Y/Y share data) Non-GAAP $221 $520 $531 $488 $1,759 $460 $470 $392 -26% Revenue Gross Profit $111 $277 $273 $268 $929 $257 $246 $193 -29% Gross 50.1% 53.2% 51.5% 55.0% 52.8% 55.8% 52.4% 49.4% -210 bps Margin Op. $75 $180 $180 $178 $613 $171 $165 $162 -10% Expense Op. Income $36 $96 $93 $90 $316 $86 $81 $31 -67% Op. Margin 16.2% 18.5% 17.6% 18.5% 18.0% 18.6% 17.3% 8.0% -960 bps Diluted EPS $0.74 $1.51 $1.36 $1.44 $5.12 $1.32 $1.24 $0.30 -78% Adj. EBITDA $42 $108 $105 $102 $402 $98 $93 $43 -59% Op. Cash $32 $40 $47 -$3M $116 $8 $25 -$17 -136% Flow © 2020 Plantronics Inc. All rights reserved. 29

TRENDED NON-GAAP REVENUE DATA Non-GAAP Revenue Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 FY19 Q1 FY20 Q2 FY20 Q3 FY20 Q3 Y/Y by Category ($MM) Voice1 $106 $121 $117 $107 $451 $104 $99 $80 -32% Video1 $92 $89 $88 $86 $355 $61 $90 $70 -20% Services1 $81 $81 $82 $77 $321 $77 $75 $75 -9% Enterprise Headsets $168 $170 $173 $170 $681 $175 $163 $126 -27% Consumer Headsets $54 $58 $70 $48 $230 $44 $43 $41 -41% Total Revenue $500 $520 $531 $488 $2,038 $460 $470 $392 -26% Non-GAAP Revenue by Geography Americas $265 $284 $278 $255 $1,082 $261 $248 $207 -26% EMEA $138 $138 $153 $142 $571 $119 $131 $108 -29% APAC $97 $98 $99 $92 $386 $80 $91 $77 -22% Total Revenue $500 $520 $531 $488 $2,038 $460 $470 $392 -26% 1 Combined comparative results include Polycom results in historical periods prior to the closing of the acquisition for comparative purposes. See reconciliations to our GAAP results for additional details. © 2020 Plantronics Inc. All rights reserved. 30

ADJUSTED TRENDED NON-GAAP REVENUE DATA Non-GAAP Revenue Q1 FY19 Q2 FY19 Q3 FY19 Q4 FY19 FY19 Q1 FY20 Q2 FY20 Q3 FY20 Q3 Y/Y by Category ($MM) Core Revenues $4641 $479 $477 $455 $1,875 $431 $441 $362 -24% Consumer Revenues being $36 $41 $53 $33 $163 $32 $33 $30 -43% Sold or Optimized2 Total Revenue $500 $520 $531 $488 $2,038 $460 $470 $392 -26% 1 Combined comparative results include Polycom results in historical periods prior to the closing of the acquisition for comparative purposes. See reconciliations to our GAAP results for additional details. 2 Mono Premium product revenues are excluded from this line and reflected in Core Revenues. © 2020 Plantronics Inc. All rights reserved. 31

THANK YOU ©2020 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 32

Unaudited Reconciliations of GAAP net revenue to non-GAAP net revenue ($ in thousands) Three Months Ended September 30, December 31, March 31, June 30, September 30, December 31, 2018 2018 2019 2019 2019 2019 Net revenues from unaffiliated customers: Enterprise Headsets $ 169,978 $ 173,479 $ 169,783 $ 175,084 $ 162,933 $ 126,155 Consumer Headsets 58,053 69,665 48,432 43,566 43,359 41,125 Voice 121,309 116,700 106,577 103,847 98,453 79,494 Video 85,922 85,597 83,966 60,248 90,392 69,859 Services 47,807 56,228 59,730 65,022 66,572 67,838 Total GAAP net revenues $ 483,069 $ 501,669 $ 468,488 $ 447,767 $ 461,709 $ 384,471 Deferred revenue purchase accounting 36,585 28,923 19,316 12,159 8,524 7,131 Total non-GAAP net revenues $ 519,654 $ 530,592 $ 487,804 $ 459,926 $ 470,233 $ 391,602 Net revenues by geographic area from unaffiliated customers: Americas $ 266,641 $ 265,119 $ 246,157 $ 255,940 $ 245,283 $ 204,910 EMEA 128,957 146,388 137,955 116,979 128,973 105,931 APAC 87,471 90,162 84,376 74,848 87,453 73,630 Total GAAP net revenues $ 483,069 $ 501,669 $ 468,488 $ 447,767 $ 461,709 $ 384,471 Deferred revenue purchase accounting 36,585 28,923 19,316 12,159 8,524 7,131 Total non-GAAP net revenues $ 519,654 $ 530,592 $ 487,804 $ 459,926 $ 470,233 $ 391,602

Unaudited Reconciliations of GAAP measures to non-GAAP Historical Combined Comparative Measures ($ in thousands) Three Months Ended June 30 2018 Revenue by Product: Enterprise Headsets $ 167,642 Consumer Headsets 53,667 Voice1 106,280 Video1 92,001 Services1 80,829 Combined comparative total net revenues $ 500,419 Revenue by Region: Plantronics Americas net revenues $ 130,848 Polycom Americas net revenues1 133,976 Combined comparative Americas net revenues $ 264,824 Plantronics EMEA net revenues $ 63,589 Polycom EMEA net revenues1 74,726 Combined comparative EMEA net revenues $ 138,315 Plantronics APAC net revenues $ 26,871 Polycom APAC net revenues1 70,409 Combined comparative APAC net revenues $ 97,280 Combined comparative total net revenues $ 500,419 1 Voice, Video, and Services categories were introduced with the acquisition of Polycom on July 2, 2018. Historical Polycom revenues are prepared in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018 and are shown here to arrive at combined comparative historical net revenues.

Unaudited Reconciliations of GAAP measures to non-GAAP Historical Combined Comparative Measures (continued) ($ in thousands) Plantronics GAAP gross profit $ 109,843 Polycom GAAP gross profit1 156,599 Combined comparative gross profit before adjustments $ 266,442 Stock-based compensation 963 Purchase accounting amortization 436 Other adjustments2 — Combined comparative adjusted gross profit $ 267,841 Combined comparative adjusted gross profit % 53.5% Plantronics GAAP operating income $ 20,649 Polycom GAAP operating income1 (30,589) Combined comparative operating income before adjustments $ (9,940) Amortization of Polycom goodwill and intangibles amortization 14,802 Stock-based compensation 8,150 Acquisition and integration fees 12,901 Restructuring and other related charges 2,847 Non-recurring legal-related and other adjustments2 43,446 Combined adjusted operating income $ 72,206 Combined adjusted operating profit % 14.4%

Unaudited Reconciliations of GAAP measures to Combined Comparative Adjusted EBITDA

($ in thousands)

		Three Months Ended June 30, 2018[1]
Plantronics GAAP operating income	$	20,649
Polycom GAAP operating income[2]		(30,589)
Combined comparative operating income before adjustments		(9,940)
Acquisition and integration fees		12,901
Stock-based compensation		8,150
Restructuring and other related charges		2,847
Other adjustments[3]		43,446
Depreciation and amortization[4]		29,231
Adjusted EBITDA		86,635

Unaudited Reconciliations of GAAP measures to non-GAAP Historical Combined Comparative Measures (continued)

($ in thousands)

		Three Months Ended June 30 2018
Plantronics Cash Flow from Operations	$	32,082
Polycom Cash Flow from Operations[1]	$	43,059
Combined Comparative Cash Flow from Operations	$	75,141

1 Polycom results shown in these periods are prior to the close of the acquisition on July 2, 2018. These results are shown here to arrive at combined comparative historical results.

2 Prepared in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018, and further adjusted in accordance with U.S. GAAP for subsequent events occurring after the balance sheet date of June 30, 2018. Refer to footnote 3 for further information.

3 Includes losses from litigation settlements and immaterial adjustments to conform historical Polycom results to Plantronics non-GAAP policy. In the period ended June 30, 2018, this includes litigation settlements of approximately $37 million related to the settlement of a previously disclosed FCPA matter and approximately $6 million related other legal settlements, both of which were recognized as subsequent events. More information on these and other legal matters is available in *Note 7. Commitments and Contingencies* within our Form 10-Q filed on February 6, 2019.

4 In the three months ending December 31, 2017, March 31, 2018, and June 30, 2018, depreciation and amortization includes amortization of Polycom goodwill in accordance with U.S. GAAP and Polycom's significant accounting policies prior to the closing of the acquisition on July 2, 2018.

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED

	Three Months Ended,						
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
GAAP Net revenues	$ 221,309	$ 483,069	$ 501,669	$ 468,488	$ 447,767	$ 461,709	$ 384,471
Deferred revenue purchase accounting	—	36,585	28,923	19,316	12,159	8,524	7,131
Non-GAAP Net revenues	$ 221,309	$ 519,654	$ 530,592	$ 487,804	$ 459,926	$ 470,233	$ 391,602
GAAP Gross profit	$ 109,843	$ 152,629	$ 215,137	$ 216,531	$ 212,646	$ 206,071	$ 143,846
Purchase accounting amortization	—	55,668	27,575	31,118	30,000	30,716	30,819
Inventory valuation adjustment	—	30,395	—	—	—	—	—
Deferred revenue purchase accounting	—	36,585	28,923	19,316	12,159	8,524	7,131
Consumer optimization	—	—	—	—	—	—	10,415
Acquisition and integration fees	—	217	404	435	922	88	46
Stock-based compensation	963	1,073	1,067	1,073	978	997	1,019
Rebranding costs	—	—	—	—	36	23	54
Non-GAAP Gross profit	$ 110,806	$ 276,567	$ 273,106	$ 268,473	$ 256,741	$ 246,419	$ 193,330
Non-GAAP Gross profit %	*50.1%*	*53.2%*	*51.5%*	*55.0%*	*55.8%*	*52.4%*	*49.4%*
GAAP Operating expenses	$ 89,194	$ 238,605	$ 239,844	$ 235,790	$ 241,495	$ 211,681	$ 220,471
Acquisition and integration fees	(5,803)	(26,036)	(21,870)	(13,888)	(19,513)	(10,569)	(8,253)
Purchase accounting amortization	—	(15,279)	(15,278)	(15,281)	(15,278)	(15,278)	(15,278)
Stock-based compensation	(7,187)	(9,767)	(10,652)	(10,152)	(11,926)	(13,696)	(12,883)
Restructuring and other related charges	(1,320)	(7,261)	(12,130)	(11,983)	(19,525)	(5,847)	(21,724)
Rebranding costs	—	—	—	(5,192)	(5,419)	(649)	(324)
Other adjustments	—	—	—	(1,005)	1,162	(542)	—
Non-GAAP Operating expenses	$ 74,884	$ 180,262	$ 179,914	$ 178,289	$ 170,996	$ 165,100	$ 162,009

PLANTRONICS, INC.

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA - AS REPORTED (CONTINUED)

	Three Months Ended						
	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
GAAP Operating income	$ 20,649	$ (85,976)	$ (24,707)	$ (19,259)	$ (28,849)	$ (5,610)	$ (76,625)
Purchase accounting amortization	—	70,947	42,853	46,399	45,278	45,994	46,097
Inventory valuation adjustment	—	30,395	—	—	—	—	—
Deferred revenue purchase accounting	—	36,585	28,923	19,316	12,159	8,524	7,131
Consumer optimization	—	—	—	—	—	—	10,415
Acquisition and integration fees	5,803	26,253	22,274	14,323	20,435	10,657	8,299
Stock-based compensation	8,150	10,840	11,719	11,225	12,904	14,693	13,902
Restructuring and other related charges	1,320	7,261	12,130	11,983	19,525	5,847	21,724
Rebranding costs	—	—	—	5,192	5,455	672	378
Other adjustments	—	—	—	1,005	(1,162)	542	—
Non-GAAP Operating income	$ 35,922	$ 96,305	$ 93,192	$ 90,184	$ 85,745	$ 81,319	$ 31,321
GAAP Diluted earnings per common share	$ 0.42	$ (2.21)	$ (1.06)	$ (0.55)	$ (1.14)	$ (0.65)	$ (1.97)
Purchase accounting amortization	—	1.78	1.08	1.17	1.15	1.16	1.16
Inventory valuation adjustment	—	0.76	—	—	—	—	—
Deferred revenue purchase accounting	—	0.92	0.73	0.49	0.31	0.21	0.18
Consumer optimization	—	—	—	—	—	—	0.26
Stock-based compensation	0.24	0.27	0.30	0.28	0.33	0.37	0.35
Acquisition and integration fees	0.17	0.66	0.56	0.36	0.52	0.27	0.21
Restructuring and other related charges	0.04	0.18	0.31	0.30	0.49	0.15	0.54
Rebranding costs	—	—	—	0.13	0.14	0.02	0.01
Other adjustments	—	—	—	(0.04)	(0.03)	0.01	—
Income tax effect	(0.14)	(0.89)	(0.57)	(0.73)	(0.46)	(0.32)	(0.44)
Effect of participating securities	0.01	—	—	—	—	—	—
Effect of anti-dilutive securities	—	0.04	0.01	0.03	0.01	0.02	—
Non-GAAP Diluted earnings per common share	$ 0.74	$ 1.51	$ 1.36	$ 1.44	$ 1.32	$ 1.24	$ 0.30
Shares used in diluted earnings per common share calculation:							
GAAP	33,534	39,281	39,314	39,089	39,239	39,584	39,784
non-GAAP	33,534	39,920	39,712	39,523	39,523	39,664	39,870

PLANTRONICS, INC. UNAUDITED RECONCILIATIONS OF GAAP OPERATING INCOME TO ADJUSTED EBITDA ($ in thousands) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA Twelve Months Three Months Ended Ended September December September December December June 30, 30, 31, March 31, June 30, 30, 31, 31, 2018 2018 2018 2019 2019 2019 2019 2019 GAAP operating income $ 20,649 $ (85,976) $ (24,707) $ (19,259) $ (28,849) $ (5,610) $ (76,625) $ (130,343) Deferred revenue purchase accounting — 36,585 28,923 19,316 12,159 8,524 7,131 47,130 Inventory valuation adjustment — 30,395 — — — — — — Acquisition and integration fees 5,803 26,253 22,274 14,323 20,435 10,657 — 45,415 Consumer optimization — — — — — — 10,415 10,415 Stock-based compensation 8,150 10,840 11,719 11,225 12,904 14,693 13,902 52,724 Restructuring and other related charges 1,320 7,261 12,130 11,983 19,525 5,847 21,724 59,079 Rebranding costs — — — 5,192 5,455 672 378 11,697 Other adjustments — — — 1,005 (1,162) 542 — 385 Depreciation and amortization 5,248 82,398 55,117 58,606 57,698 57,376 57,556 231,236 Adjusted EBITDA $ 41,170 $ 107,756 $ 105,456 $ 102,391 $ 98,165 $ 92,701 $ 34,481 $ 327,738